Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Indemnification Agreement”) is made and entered into as of _____________, ______, by and between MIRA PHARMACEUTICALS, INC., a Florida corporation (the “Company”), and ________________________, an individual (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract qualified directors and officers;

WHEREAS, Indemnitee is a director and/or officer of the Company or one or more of its subsidiaries;

WHEREAS, the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Amended and Restated Articles of Incorporation (the “Articles”) of the Company authorizes the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law, and Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance upon the Articles; and,

WHEREAS, in recognition of (1) Indemnitee’s need for substantial protection against personal liability; (2) the Company’s need to induce Indemnitee’s continued service to the Company in an effective manner; and (3) Indemnitee’s reliance on the Articles, and to provide Indemnitee with specific contractual assurance that the protection contained in the Articles will be available to Indemnitee (regardless of, among other things, any amendment to or restatement of the Articles or any changes in the composition of the Company’s Board of Directors or any Change in Control or business combination in which the Company participates), the Company wishes to provide in this Indemnification Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Indemnification Agreement and, if insurance is obtained, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained, Indemnitee continuing to serve the Company directly, or at its request, to serve another enterprise, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Certain Definitions. In addition to the words and terms elsewhere defined in this Indemnification Agreement, certain capitalized words and terms used herein shall have the meanings given to them by the definitions and descriptions in this Section 1, unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Indemnification Agreement:

a.	Change in Control. “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13-d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities (unless such change in beneficial ownership results solely from a reduction in the aggregate number of outstanding shares of Voting Securities); (ii) during any period of two consecutive years, not including any period prior to the execution of this Indemnification Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

b.	Claim. “Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution, or any inquiry or investigation, whether instituted by the Company or any other person or party, that Indemnitee, in good faith, reasonably determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law.

c.	Expenses. “Expenses” means all expenses, including attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement of any threatened or pending Claim by Indemnitee or the amount of judgments or fines against Indemnitee.

d.	Indemnifiable Event. “Indemnifiable Event” means any event or occurrence, whether on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, trustee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

e.	Independent Legal Counsel. “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of this Agreement, who is experienced in matters of corporation law and who shall not have otherwise been retained by or performed services within the last three years for (i) the Company or Indemnitee (other than with respect to matters concerning the rights of Indemnitee under this Indemnification Agreement or of other indemnities under similar indemnification agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

f.	“Losses.” “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

g.	Qualified Director. “Qualified Director” means a director who, at the time action is to be taken under this Agreement:

i.	is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee;

ii.	is not a director as to whom a transaction is a director’s conflict of interest transaction, which transaction is challenged in such Claim; and

iii.	does not have a material relationship with a director who is disqualified by virtue of not meeting the requirements of subparagraph (i) or subparagraph (ii) of this definition.

h.	Reviewing Party. “Reviewing Party” means:

i.	if there are two or more Qualified Directors, by the Board Directors by a majority vote of all of the Qualified Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more Qualified Directors appointed by such a vote; or

ii.	by Independent Legal Counsel: (1) selected in the manner prescribed by paragraph (h)(i) of this definition; or (2) if there are fewer than two Qualified Directors, selected by the Board of Directors.

i.	Voting Securities. “Voting Securities” means any securities of the Company which vote generally in the election of directors.

2.	Basic Indemnification Arrangement.

a.	In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the full extent permitted by the Articles and the Florida Business Corporation Act as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses) related to or arising from such a Claim including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

b.	Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Without limiting the generality or effect of the foregoing, within two business days of such request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for payment of expenses advanced to Indemnitee by the Company pursuant to this Section 2 (“Expense Advances”), Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

c.	Notwithstanding the foregoing, (i) the obligations of the Company under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion to the Board of Directors in any case in which Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

d.	If there has not been a Change in Control (or if there has been a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be, if there are two or more Qualified Directors, the Board Directors by a majority vote of all of the Qualified Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more Qualified Directors appointed by such a vote, or by Independent Legal Counsel selected by the Board of Directors or such committee. If there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof and contemplated by the definition of Review Party. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Florida having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3.	Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under the Articles, this Indemnification Agreement or any other agreement or Company Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company in the manner contemplated by this Agreement (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Indemnification Agreement or its engagement pursuant hereto.

4.	Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two business days of such request) advance such Expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Indemnification Agreement or any other agreement, the Articles or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.

5.	Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Indemnification Agreement to indemnification by the Company for some or a portion of the Losses related to a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Indemnification Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.	Exception to Right of Indemnification. Notwithstanding any provision in this Indemnification Agreement, the Company shall not be obligated to:

a.	indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except where the Company has joined in or the Board of Directors has consented to the initiation of such proceedings.

b.	indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

c.	indemnify Indemnitee for the disgorgement of profits arising from purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

7.	Notification and Defense of Claims.

a.	Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

b.	Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee (the consent to which shall not be unreasonably withheld by Indemnitee). After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8.	Presumption in Favor of Indemnitee; Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, there shall exist a rebuttable presumption that Indemnitee has met the applicable standard(s) of conduct and is, therefore, entitled to indemnification pursuant to this Indemnification Agreement, and the burden of proof shall be on the Company to establish that Indemnitee has not met such applicable standard(s) of conduct and is not so entitled to indemnification.

9.	No Other Presumptions. For purposes of this Indemnification Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that (i) Indemnitee did not meet any particular standard of conduct; or (ii) Indemnitee did not have any particular belief; or, (iii) that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10.	Nonexclusivity, Etc. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, any Company Bylaw, the Florida Business Corporation Act or any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

11.	Liability Insurance. If the Company obtains directors’ and officers’ liability insurance, then, to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

12.	Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13.	Amendments, Etc. No supplement, modification or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.	Subrogation. In the event of payment under this Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. To the extent Indemnitee has been indemnified by the Company hereunder and later receives payments from any insurance carrier covering the same Losses so indemnified by the Company hereunder, Indemnitee shall immediately reimburse the Company hereunder for all such amounts received from the insurer. Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Indemnification Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Articles or Company Bylaws, in the aggregate exceed the Losses actually and reasonably incurred by Indemnitee (“Excess Amounts”). To the extent the Company has paid Excess Amounts to Indemnitee, Indemnitee shall be obligated to immediately reimburse the Company for such Excess Amounts.

15.	No Duplication of Payments. The Company shall not be liable under this Indemnification Agreement to make any payment in respect of any Losses to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles or Company Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

16.	Right of Individual Attorney. Except as specifically provided in this Agreement, the Company shall not restrict the right of Indemnitee to be represented by and indemnified against the fees and expenses of the attorney of Indemnitee’s choice hereunder.

17.	Allowance for Compliance with SEC Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (“SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Indemnitee hereby agrees that it will not be a breach of this Indemnification Agreement for the Company to undertake with the SEC in connection with the registration for sale of any stock or other securities of the Company from time to time that, in the event a claim for indemnification against liabilities under the Securities Act (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted in connection with such securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Indemnification Agreement.

18.	Binding Effect. This Indemnification Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company; spouses; heirs; executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place

19.	Severability. The provisions of this Indemnification Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

20.	Governing Law. This Indemnification Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

21.	Counterparts. This Indemnification Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding and the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

22.	Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Indemnification Agreement, give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Indemnification Agreement. Notice to the Company shall be directed to the Company at its headquarters located at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, Attention: General Counsel (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date of postmark if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require within Indemnitee’s power.

23.	Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another entity) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

Attest:	MIRA PHARMACEUTICALS, INC.

By:
“INDEMNITEE”